SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO._____)


  Filed by the Registrant                                    [X]

  Filed by a Party other than the Registrant                 [ ]

[ ]  Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 MEDAMICUS, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rule ss. 14a-6(i)(4) and 0-11.

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid                     $___________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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


                                 MEDAMICUS, INC.
                              15301 HIGHWAY 55 WEST
                            PLYMOUTH, MINNESOTA 55447
                                 (763) 559-2613

                         ------------------------------

                         NOTICE AND PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 2001

                         ------------------------------

                                     NOTICE

To the Holders of Common Stock of MedAmicus, Inc.:

The Annual Meeting of Shareholders of MedAmicus, Inc. (the "Company") will be held at the Crowne Plaza Northstar Hotel, 618 2nd Avenue South, Minneapolis, Minnesota 55402, on Thursday, April 26, 2001 at 3:30 p.m. Minneapolis time, for the following purposes:

         1. To set the number of directors at five and elect five directors for a term of one year.

         2. To ratify and amend the 1999 MedAmicus, Inc. Stock Option Incentive Plan

         3. To ratify the appointment of independent auditors for the current fiscal year.

         4. To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Company's Board of Directors has fixed the close of business on March 14, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

                                       By Order of the Board of Directors


                                       James D. Hartman
                                       SECRETARY

March 24, 2001

--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
--------------------------------------------------------------------------------

                                 MEDAMICUS, INC.
                              15301 Highway 55 West
                            Plymouth, Minnesota 55447
                                 (763) 559-2613

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 26, 2001

This Proxy Statement is furnished to shareholders of MedAmicus, Inc., a Minnesota corporation ("MedAmicus" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Thursday, April 26, 2001 at 3:30 p.m. Minneapolis time at the Crowne Plaza Northstar Hotel, 618 2nd Avenue South, Minneapolis, Minnesota 55402, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed to shareholders of the Company on or about March 24, 2001.

                     SOLICITATION AND REVOCATION OF PROXIES

The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it either by submitting a new proxy card or by completing a ballot at the meeting at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon. If no specification is indicated on a proxy, such proxy will be voted in favor of Proposals 1, 2 and 3 described herein.

                          VOTING SECURITIES AND RIGHTS

Only shareholders of record at the close of business on March 14, 2001 are entitled to execute proxies or to vote at the annual meeting. As of said date there were outstanding 4,169,699 shares of the Company's common stock, $.01 par value per share (the "Common Shares"). Each holder of Common Shares is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting. A majority of the outstanding shares entitled to vote are required to constitute a quorum at the meeting. The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the meeting, but will not be counted toward determining if a majority of the Common Shares present has voted affirmatively.

       OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth certain information as of March 14, 2001 with respect to the Company's Common Shares beneficially owned by each director, by each nominee for director, by each person known to the Company to beneficially own more than five percent of the Company's Common Shares, based solely upon filings made by such persons under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), by each executive officer set forth in the compensation table and by all executive officers and directors as a group.

                                            AMOUNT AND NATURE OF      PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP(1)(2)            SHARES(2)
-------------------------------------    --------------------------   -------------------------
Richard L. Little                                 394,400(3)                     9.4%
6200 Upland Lane North
Maple Grove, MN 55391

James D. Hartman                                  177,250(4)                     4.1%
15301 Highway 55 West
Plymouth, MN 55447

Richard F. Sauter                                  28,400(5)                        *
205 Kentucky Ave. North
Golden Valley, MN 55427

Thomas L. Auth                                     55,000(6)                     1.3%
2266 North Second Street
North St. Paul, MN 55109

Michael M. Selzer                                  20,000(6)                        *
205 Black Oaks Lane North
Wayzata, MN 55391

Pyramid Trading Limited Partnership               285,692(7)                     6.9%
440 South LaSalle Street
Chicago, IL 60605

All Officers and Directors                        864,940(8)                    19.7%
As a Group (8 persons)

* Less than 1%

(1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person.

(3) Includes (i) 4,000 shares which Mr. Little has the right to acquire within 60 days pursuant to options granted under the 1996 Non-Employee Director Stock Option Plan; and (ii) 10,000 shares which Mr. Little has the right to acquire within 60 days pursuant to options granted under the 1999 Non-Employee Director Stock Option Plan. Does not include approximately 30,000 shares owned by Mr. Little's adult children, as to which he disclaims beneficial ownership.

(4) Includes (i) 80,000 shares that Mr. Hartman has the right to acquire within 60 days at $1.275 per share pursuant to outstanding options;
         (ii) 7,500 shares that Mr. Hartman has the right to acquire within 60 days at $3.625 per share pursuant to outstanding options; (iii) 12,000 shares that Mr. Hartman has the right to acquire within 60 days at $3.25 per share pursuant to outstanding options; (iv) 10,500 shares that Mr. Hartman has the right to acquire within 60 days at $1.50 per share pursuant to outstanding options; (v) 2,000 shares that Mr. Hartman has the right to acquire within 60 days at $1.03 per share pursuant to outstanding options; (vi) 2,000 shares that Mr. Hartman has the right to acquire within 60 days at $2.00 per share pursuant to outstanding options; (vii) 5,000 shares owned by Mr. Hartman's adult child, as to which he shares voting and investment control; and (viii) 500 shares owned by Mr. Hartman's spouse over which she exercises sole voting and investment control. Does not include 500 shares owned by Mr. Hartman's adult child, as to which he disclaims beneficial ownership.

(5) Includes (i) 9,000 shares which Mr. Sauter has the right to acquire within 60 days pursuant to options granted under the 1996 Non-Employee Director Stock Option Plan; and (ii) 10,000 shares which Mr. Sauter has the right to acquire within 60 days pursuant to options granted under the 1999 Non-Employee Director Stock Option Plan.

(6) Includes 10,000 shares which such director has the right to acquire within 60 days pursuant to options granted under the 1999 Non-Employee Director Stock Option Plan.

(7) As of October 25, 2000, based on a Schedule 13(d) filed with the Securities and Exchange Commission by a group consisting of Pyramid Trading Limited Partnership ("PT"), Oakmont Investments, LLC ("OI"), the general partner of PT and Daniel Asher, as Manager of OI and individually.

(8) See footnotes 3 through 5 above. Also includes 44,875 shares that officers have the right to acquire within 60 days pursuant to outstanding options.

                                   PROPOSAL 1:

                         ELECTION OF BOARD OF DIRECTORS

The Board of Directors has set the number of directors at five. All five directors are to be elected at the annual meeting to serve until the 2002 annual meeting of shareholders. The Board of Directors has nominated the following persons for election:

   RICHARD L. LITTLE, JAMES D. HARTMAN, RICHARD F. SAUTER, THOMAS L. AUTH AND
                               MICHAEL M. SELZER.

All of the nominees for election as directors are presently directors of the Company. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. It is the intention of the individuals named as proxies to vote for the nominees. If any nominee should be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting is required to elect each director.

Information regarding the persons nominated for election as directors is as follows:

                   NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

      NOMINEE AND PRINCIPAL OCCUPATION               AGE      DIRECTOR SINCE
      ------------------------------------------    -----    ----------------
      Richard L. Little                              67            1981
         Retired

      James D. Hartman                               55            1991
         President and Chief Executive Officer
         MedAmicus, Inc.

      Richard F. Sauter                              59            1992
         Associate Professor of Marketing
         University of St. Thomas

      Thomas L. Auth                                 56            1999
         Chairman
         Interlogix, Inc.

      Michael M. Selzer                              48            1999
         President and Chief Executive Officer
         Urologix, Inc.

RICHARD L. LITTLE is the founder of the Company and has been a director since its incorporation in August 1981. Mr. Little was the Chief Executive Officer and President of the Company from inception until his retirement on February 9, 1995. The Company commenced operations in 1985. In 1983, Mr. Little co-founded Arden Medical Systems, Inc., a Company based in St. Paul, Minnesota which developed a clinical chemistry analyzer, and from March 1983 to March 1985 served as its Vice President of Operations.

JAMES D. HARTMAN was elected Chief Executive Officer in February 1996 and President of the Company in February 1995. Mr. Hartman has been Chief Financial Officer of the Company since January 1991 and has been Secretary and a director of the Company since March 1991. Mr. Hartman also served as Executive Vice President of the Company from April 1993 until February 1995. From May 1989 to August 1990, Mr. Hartman served as Vice President-Finance for Viking Electric Supply, Inc., a distributor of electrical supplies and tools based in the Minneapolis, Minnesota area.

RICHARD F. SAUTER became a director of the Company in March 1992. Mr. Sauter is currently an Associate Professor of Marketing at the University of St. Thomas, St. Paul, Minnesota and has been since September 1990. From April 1974 until March 1990, he served in various positions at Medtronic, Inc., a medical device manufacturer in Minneapolis, Minnesota, most recently as Corporate Vice President-New Ventures.

THOMAS L. AUTH became a director of the Company in October 1999. Mr. Auth is Chairman of Interlogix, Inc., a publicly held company formed in May of 2000, through the merger of ITI Technologies, Inc., a leading designer and manufacturer of electronic security products, and SLC Technologies, Inc.,. Mr. Auth joined ITI in 1981 and was its CEO and director from that time until its merger with SLC. Mr. Auth also owns Vomela Specialty Corporation, a graphics design and manufacturing company and serves on the Boards of several privately held companies. Mr. Auth is also a certified public accountant.

MICHAEL M. SELZER became a director of the Company in October 1999. Mr. Selzer is currently President and CEO of Urologix, Inc., a manufacturer of medical products for the treatment of urological disorders. Prior to joining Urologix in January 1999, Mr. Selzer spent 23 years in various management positions with Medtronic, Inc. including the past five years where he served as Vice President and General Manager of Medtronic's Neurostimulation business.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established the following committees:

COMPENSATION COMMITTEE
* To review the compensation of the Company's officers for fairness and competitiveness
* To provide adequate incentives in the form of bonuses and stock options for the Company's officers
*   To advise and recommend content of overall corporate bonus plans
* To determine the necessity for, and content of, any officer employment contracts
* To review and modify the provisions of any qualified or unqualified benefit plans
*   To evaluate the performance of the CEO

AUDIT COMMITTEE
* To oversee the Company's internal control structure and financial reporting activities
*   To review the scope of the annual audit

* To review non-audit services performed by auditors to maintain auditors' independence
*   To recommend the firm to be appointed as MedAmicus's independent auditors
* To review MedAmicus's annual financial statements prior to release to the public and conduct discussions with the Company's independent auditors each quarter on their quarterly review findings

The following table summarizes the membership of the Board and each of its committees, as well as the number of times each met during 2000.

--------------------------------------------------------------------------------
NAME                           BOARD        COMPENSATION         AUDIT
--------------------------------------------------------------------------------
James D. Hartman              Member
--------------------------------------------------------------------------------
Richard L. Little             Member           Member
--------------------------------------------------------------------------------
Richard F. Sauter             Member                             Chair
--------------------------------------------------------------------------------
Thomas L. Auth                Member            Chair           Member
--------------------------------------------------------------------------------
Michael M. Selzer             Member                            Member
--------------------------------------------------------------------------------
Number of meetings held
during 2000                      7                1                2
--------------------------------------------------------------------------------

Each of the directors attended at least 70% of all of the meetings of the Board of Directors and applicable committees held while each was a director during such fiscal year.

The Audit Committee Charter and the Report of the Audit Committee are included as Exhibits A and B, respectively, to this Proxy Statement.

                REMUNERATION OF MEMBERS OF THE BOARD OF DIRECTORS

Members of the Board of Directors currently receive $250 for each Board meeting attended and $100 for each breakfast update or Committee meeting attended which was not a part of a regular or special Board meeting. On April 25, 1996, shareholders approved the 1996 Non-Employee Director and Medical Advisory Board Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, Mr. Sauter received options to purchase 5,000 Common Shares, effective January 25, 1996. In addition, each of Messrs. Sauter and Little received options to purchase 1,000 Common Shares on the date of the 1996, 1997, 1998 and 1999 Annual Meetings of Shareholders. On April 27, 2000, shareholders approved the 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan (the "1999 Plan"). The Board of Directors resolved that the 1996 Plan was terminated effective on the date of shareholder approval of the 1999 Plan, except for the 9,000 options outstanding to Mr. Sauter and the 4,000 shares outstanding to Mr. Little. Under the 1999 Plan, Messrs. Sauter and Little each received options to purchase 15,000 Common Shares on July 29, 1999 and Messrs. Auth and Selzer each received options to purchase 15,000 Common Shares on October 29, 1999. The exercise price of options under the 1999 Plan is 100% of the fair market value of the Common Shares on the date of grant and the term of the options is eight years. The options are subject to vesting schedules and may become fully vested under certain circumstances constituting a change in control of the Company.

                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are elected to serve until their respective successors are elected or until their earlier death, resignation or removal. The present executive officers of the Company are:

NAME                           AGE                    POSITION
-------------------------   --------   ----------------------------------------
James D. Hartman               55      President and Chief Executive Officer

Dennis S. Madison              57      Vice President of Administration and
                                       Regulatory Affairs

Christina M. Temperante        49      Vice President and General Manager -
                                       Gynecology Division

Mark C. Kraus                  37      Vice President and General Manager -
                                       Percutaneous Delivery Solutions Division

JAMES D. HARTMAN was elected Chief Executive Officer in February 1996 and President of the Company in February 1995. Mr. Hartman has been Chief Financial Officer of the Company since January 1991 and has been Secretary and a director of the Company since March 1991. Mr. Hartman also served as Executive Vice President of the Company from April 1993 until February 1995. From May 1989 to August 1990, Mr. Hartman served as Vice President-Finance for Viking Electric Supply, Inc., a distributor of electrical supplies and tools based in the Minneapolis, Minnesota area.

DENNIS S. MADISON has been Vice President of Administration and Regulatory Affairs since May 1995. Prior to that time, he served as Vice President-Research and Development of the Company from March 1988 and as a director of the Company from June 1987 to October 1991. From November 1983 until joining the Company, Mr. Madison served as Director of Quality Assurance of Arden Medical Systems, Inc.

CHRISTINA M. TEMPERANTE has been with the Company since April 1998. She was hired as Vice President of Sales and Marketing and was named Vice President and General Manager of the Gynecology Division in January 1999. She spent the first twenty years of her career in various positions with 3M, most recently as Global Marketing Manager of the Medical Devices Division. In 1996, she left 3M to become Vice President of Sales, Marketing and Professional Services with Graseby Medical, Inc., a 3M spin-off company.

MARK C. KRAUS has been with the Company since February 1992. He was elected Vice President of Operations in January 1998 and was named Vice President and General Manager of the Percutaneous Delivery Solutions Division in January 1999. Prior to that, he served as Director of Manufacturing from July 1996; Manufacturing Manager of the Gynecology Division from January 1995; Manufacturing Manager of the Percutaneous Delivery Solutions Division from November 1992; and Sales Engineer from February 1992. Mr. Kraus also held manufacturing engineering positions with GV Medical, Inc. and Honeywell, Inc. from 1987 to 1992.

                             EXECUTIVE COMPENSATION

The following information is given with respect to remuneration of James D. Hartman, Mark C. Kraus and Christina M. Temperante. Mr. Hartman was elected President of the Company in February 1995 and Chief Executive Officer in January 1996. Mr. Kraus joined the Company in 1992 and was elected Vice President of Operations in January 1998 and named General Manager in January 1999. Ms. Temperante joined the Company in April 1998 and was named General Manager in January 1999. Other than Mr. Hartman, Mr. Kraus and Ms. Temperante, none of the executive officers of the Company received total annual salary and bonus in excess of $100,000 for the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                             -------------------------------------  -----------------------
                                                                             OTHER
                                                                            ANNUAL                SECURITIES
                                                                      Compensation                Underlying
Name and Principal Position           Year   Salary ($)   Bonus ($)         ($)(1)         Options (#)(2)(3)
-------------------------------       ----   ----------   ---------   -------------  -----------------------
James D. Hartman, Chief               2000    $147,692          $0           1,878                    10,000
   Executive Officer and President    1999     130,000           0             668                    10,000
                                      1998     130,000           0             667                    22,500

Mark C. Kraus, Vice President         2000     $99,077     $13,164           1,434                    25,000
   and General Manager                1999      92,662       2,000             240                     5,000
                                      1998      84,731           0             438                    30,000

Christina M. Temperante, Vice         2000    $127,192          $0          $1,640                     5,000
   President and General Manager      1999     120,000           0             633                     5,000
                                      1998      92,692           0               0                    50,000

(1) Consists of a matching contribution made by the Company to its 401(k) plan.

(2) Mr. Hartman's 22,500 options in 1998 consist of an option grant of 2,500 shares on May 1, 1993 at $3.625/share and an option grant of 20,000 shares on January 28, 1998 at $2.625/share. These options were re-priced on November 18, 1998 to $1.50/share.

         Mr. Kraus' 30,000 options in 1998 consist of an option grant of 3,500 shares on April 23, 1992 at $2.4375/share, an option grant of 2,125 shares on December 16, 1992 at $2.4375/share, an option grant of 5,000 shares on August 2, 1996 at $3.25/share, an option grant of 10,000 shares on January 30, 1997 at $2.9375/share, and an option grant of 9,375 shares on January 29, 1998 at $2.625/share. These options were re-priced on November 18, 1998 to $1.50/share.

         Ms. Temperante's options in 1998 consist of an option grant of 50,000 shares on April 7, 1998 at $2.675/share. These options were re-priced on November 18, 1998 to $1.50/share.

(3) On November 18, 1998 the board of directors elected to re-price all outstanding incentive options with an exercise price over $1.50/share down to $1.50/share. The board of directors elected to re-price the incentive options because they recognize the importance of stock options as a tool to attract and retain qualified personnel. The board of directors agreed on an option price that was 150% of the current market price on that day and deferred the vesting on all effected options for one year.

                      OPTION/SAR GRANTS DURING FISCAL YEAR

                                                         PERCENT OF TOTAL
                               NUMBER OF SECURITIES    OPTIONS/SARS GRANTED
                           UNDERLYING OPTIONS/SAR's   TO EMPLOYEES IN FISCAL    EXERCISE OR    EXPIRATION
NAME                                    GRANTED (#)           YEAR              BASE PRICE        DATE
------------------------   ------------------------   ----------------------    -----------    ----------
James D. Hartman                             10,000            8.3%                   $2.00      2/6/2006
Mark C. Kraus                                 5,000            4.1%                    2.00      2/6/2006
Mark C. Kraus                                20,000           16.5%                    2.63     8/29/2006
Christina M. Temperante                       5,000            4.1%                    2.00      2/6/2006


     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES

The following indicates the exercise of stock options or stock appreciation rights during the last completed fiscal year by executive officers named in the Summary Compensation Table. Mr. Kraus exercised and sold 3,500 options priced at $1.50/share on November 9, 2000. As of December 31, 2000, Mr. Hartman's, Mr. Kraus' and Ms. Temperante's stock options which remain unexercised had the following value, based on the difference between the option exercise price and the last sale price of the Company's common stock on December 29, 2000, as quoted in the National Association of Securities Dealers Automated Quotation
System:

                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                           SHARES ACQUIRED          VALUE  OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END ($)
Name                       ON EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-----------------------    ---------------   ------------  --------------------------    -------------------------
James D. Hartman                        0             $0        114,000 / 28,000            $299,861 / $78,076
Mark C. Kraus                       3,500         13,671         17,875 / 38,625             $50,436 / $84,944
Christina M. Temperante                 0              0         23,000 / 37,000            $64,771 / $102,899


                              EMPLOYMENT AGREEMENT

James D. Hartman has an employment agreement with the Company with an initial term through December 31, 1996. Since December 31, 1996, the agreement has continued on a month-to-month basis and may be terminated by either the Company or the employee upon thirty days written notice. The annual base salary of Mr. Hartman as set by the Board of Directors for 2001 is $170,000. In addition, the Company may terminate Mr. Hartman's employment for cause and upon his death or incapacity. The agreement contains non-competition, confidentiality and assignment of invention provisions benefiting the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in 2000 were timely filed, except that Mr. Little filed a late report with respect to a gift of shares to an educational institution.

                                   PROPOSAL 2:
      RATIFY AND AMEND THE 1999 MEDAMICUS, INC. STOCK OPTION INCENTIVE PLAN

The Board of Directors of the Company recommends the ratification of the 1999 MedAmicus, Inc. Stock Option Incentive Plan (the "Incentive Plan") and the adoption of an amendment (the Amendment") to the Incentive Plan. The Amendment, as adopted by the Board of Directors on February 5, 2001, will increase the number of shares issuable pursuant to options under the Incentive Plan from 200,000 to 400,000 Common Shares.

The Board of Directors and shareholders of the Company initially adopted the predecessor to the Incentive Plan on August 2, 1989 (the "Original Plan"). The purpose of the Original Plan, as amended in May 1991, December 1991, January 1994 and April 1997, was to further the growth and general prosperity of the Company by enabling employees of the Company to acquire Common Shares, increasing their personal involvement in the Company and thereby enabling the Company to attract and retain those employees.

The Original Plan, by its terms, terminated on August 2, 1999. At the company's 2000 Annual Meeting, shareholders were inadvertently asked to approve an amendment to the Original Plan, to increase the number of shares issuable pursuant to options granted under the Original Plan by 200,000 shares. That amendment was approved by the shareholders. In actuality, the shareholders were being asked to approve a new plan - the Incentive Plan - with terms identical to the Original Plan, providing for options to purchase up to 200,000 shares. The terms of the Incentive Plan are identical to the terms of the Original Plan, except that the Incentive Plan has a new ten-year duration, commencing in 1999. All of the terms of the Incentive Plan were described in the Company's 2000 Proxy Statement. Accordingly, the Company's Board of Directors has determined that the action of the shareholders at the 2000 Annual Meeting was, in effect, the approval of a new plan to replace the Original Plan. The Board of Directors is asking the shareholders to ratify that action at this year's Annual Meeting.

The Incentive Plan currently provides for the granting of options to purchase up to an aggregate of 200,000 Common Shares to employees of the Company. The Amendment increases the maximum number of Common Shares available to 400,000. In the event of a change in corporate structure or capitalization affecting the Company's Common Shares, the maximum number of shares available under the Incentive Plan and subject to outstanding options will be adjusted accordingly. Any unsold shares subject to option under the Incentive Plan which for any reason expires or otherwise terminates may again be subject to option under the Incentive Plan. Options that are granted under the Incentive Plan may be either options that qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue

Code of 1986, as amended ("Incentive Options"), or those that do not qualify as such incentive stock options ("Non-Incentive Options").

The Incentive Plan has the following additional features:

ADMINISTRATION
It must be administered by a committee appointed by the Board of Directors consisting solely of at least two directors who are disinterested administrators or non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934. The Incentive Plan is currently administered by the Compensation Committee of the Board of Directors, which is composed of two non-employee directors.

The Compensation Committee, subject to the terms of the Incentive Plan, has the authority to select employees to whom options will be granted, and to determine the terms of the options, including the number of shares subject to each option, the option exercise price, the option duration, the manner in which the option becomes exercisable and whether the option is an Incentive Option or Non-Incentive Option.

ELIGIBLE EMPLOYEES
All employees are eligible to receive options under the Incentive Plan, including officers of the Company and directors who are also employees of the Company. As of February 22, 2001, approximately 65 persons were eligible to receive options under the Incentive Plan. While the Compensation Committee has established no formal policy, currently all salaried employees of the Company, upon reaching 90 days of service, have been granted options to purchase 2,500 to 4,500 Common Shares depending upon levels of responsibility. In addition, all hourly employees of the Company, upon reaching 1 year of service, and on each 1 year anniversary thereafter, have been granted options to purchase 100 Common Shares. The Compensation Committee has granted the Company the authority to grant options to purchase up to 300 additional shares, subject to approval, to hourly employees on an annual basis, based on their level of contribution towards achieving the Company's goals.

OPTION PRICING AND VESTING
Incentive Options may not be granted at a purchase price less than the fair market value of the Common Shares on the date of the grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value) and Non-Incentive Options may not be granted at a purchase price less than 85% of fair market value on the date of grant. Options vest and become exercisable in accordance with a schedule to be fixed by the Compensation Committee. The options become immediately exercisable in full if the Company merges or consolidates with another corporation and is not the surviving corporation or if the Company transfers all or substantially all of its business or assets to another person.

DURATION OF OPTIONS
The term of each option, which is fixed at the date of grant, may not exceed six years from the date the option is granted (except that an Incentive Option granted to a person holding more than 10% of the company's voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the Compensation Committee. Options which have been granted to employees who terminate employment due to death or disability may be exercised for a period of one year after the employee's termination by the optionee or the person(s) to whom the rights under such option shall have passed, as the case may be. An optionee who leaves the Company for reasons other than death, disability or termination for cause has three months after termination in which to exercise his or her options.

TRANSFER
Options may not be transferred other than by will, the laws of descent and distribution, or, if applicable, pursuant to a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by the optionee.

AMENDMENT
The Board of Directors may amend the Incentive Plan as it deems advisable. The Board of Directors may terminate the Incentive Plan at any time, provided that outstanding options are not affected.

OUTSTANDING OPTIONS
Please see the Summary Compensation Table for information regarding option grants to the Company's Executive Officers. In addition, Mr. Madison has options outstanding to purchase 12,000 shares of the Company's common stock (4,000 shares @ $1.50, 4,000 shares @ $1.03 and 4,000 shares @ $2.00).

EFFECT OF FEDERAL INCOME TAXATION
Counsel for the Company has advised that the federal income tax attributes of options granted under the Incentive Plan are as described in the following paragraphs:

Under the Internal Revenue Code of 1986, as amended (the "Code"), the recipient of an option that qualifies as an incentive stock option within the meaning of
Section 422 of the Code ("Incentive Option") receives a tax benefit of income deferral if the recipient meets the holding period requirements of Section 422. Neither the grant nor the exercise of an Incentive Option results in taxable income to the optionee or a deduction of the issuer; however, the amount by which the fair market value of the Common Shares on the date of exercise exceeds the exercise price is an item of adjustment under the Internal Revenue Code, as amended, and may therefore subject the optionee to alternative minimum tax. Assuming the holding period requirements are met, upon the ultimate sale of the Common Shares acquired upon the exercise of an Incentive Option, the amount by which the sale price exceeds the exercise price will be treated as a long-term capital gain. There is no limitation on the value of Common Shares subject to the Incentive Option; however, the aggregate fair market value of the Common Shares (determined as of the date of grant) that may become first exercisable with respect to any recipient in any calendar year under the Incentive Plan may not exceed $100,000.

Generally, with respect to options that do not qualify as Incentive Options ("Non-Incentive Options"), the acquisition of Common Shares through the exercise of Non-Incentive Options will result in compensation income to the optionee, subject to withholding, as of the date of exercise in an amount by which the fair market value of the Common Shares at such date exceeds the exercise price. Upon exercise, the Company will generally be entitled to a deduction in an identical amount. When an optionee disposes of such Common Shares, any difference between the amount received and the fair market value of the Common Shares on the date of exercise will be treated as a long- or short-term capital gain, as the case may be, depending on the period of time the optionee has held the Common Shares.

The foregoing summary of the effect of federal income taxation upon participants in the Incentive Plan with respect to the receipt of an option or Common Shares received upon the exercise of any option does not purport to be complete. Reference is made to the applicable provisions of the Code.

The foregoing summary of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan itself. The full text of the Incentive Plan will be provided to any shareholder who desires a copy, upon written request to the Company, Attention: Secretary, 15301 Highway 55 West, Plymouth, Minnesota 55447.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting is required to approve Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE 1999 MEDAMICUS, INC. STOCK OPTION INCENTIVE PLAN AND APPROVAL OF THE AMENDMENT THERETO.

                                   PROPOSAL 3:
                             ENGAGEMENT OF AUDITORS

At the annual meeting, a resolution will be presented to ratify the appointment by the Company's Board of Directors of McGladrey & Pullen, LLP, as independent auditors, to audit the financial statements of the Company for the current fiscal year and to perform other appropriate accounting services. McGladrey & Pullen, LLP has audited the financial statements of the Company as of and for the years ended December 31, 1995-2000.

McGladrey & Pullen, LLP has advised the Company that it has no direct financial interest or material indirect financial interest in the Company.

Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and will be available to respond to questions of the shareholders.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve Proposal 3.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THE APPROVAL OF MCGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

                            PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the Company's next annual meeting of shareholders must be received by the Secretary of MedAmicus, Inc., at the Company's executive offices in Plymouth, Minnesota, no later than November 24, 2001 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in its proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

                                  MISCELLANEOUS

The Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on said matters.

It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.

By Order of the Board of Directors

March 24, 2001


                                    EXHIBIT A

                     MEDAMICUS, INC. AUDIT COMMITTEE CHARTER

ORGANIZATION
There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY
The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

RESPONSIBILITIES
In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

        * Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

        * Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.
        * Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.
        * Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.
        * Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
        * Review accounting and financial human resources and succession planning within the company.
        * Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.
        * Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                    EXHIBIT B

                             AUDIT COMMITTEE REPORT
                                     2/5/01

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (independence discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors provision of other non-audit services to the Company is compatible with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS
-----------------------
Richard F. Sauter, Chairman
Michael M. Selzer
Thomas L. Auth


FEES BILLED TO COMPANY BY MCGLADREY & PULLEN, LLP DURING FISCAL 2000:

AUDIT FEES
Total fees of $40,340 were incurred by the Company relating to the audit of the December 31, 2000 financial statements, review of the financial statements included in the Company's 2000 quarterly reports on Form 10-QSB and other matters directly relating to the December 31 2000 audit and filing of the December 31, 2000 Form 10-KSB.

ALL OTHER FEES
Fees billed to the Company by McGladrey & Pullen, LLP and associated entities during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services, total $9,275.

                                MEDAMICUS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            THURSDAY, APRIL 26, 2001
                              3:30 P.M., LOCAL TIME

                          CROWNE PLAZA NORTHSTAR HOTEL
                              618 2ND AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402





MEDAMICUS, INC.
15301 HIGHWAY 55 WEST, PLYMOUTH, MN 55447                                  PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 26, 2001.

The undersigned hereby appoints Richard L. Little and James D. Hartman, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of MedAmicus, Inc., a Minnesota corporation (hereinafter called the "Company"), to be held on Thursday, April 26, 2001 at 3:30 p.m., local time, and any adjournment thereof, and thereat to vote the undersigned's shares in the Company.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.


      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.




                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]



        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

1.  Election of directors: To elect the management slate of directors.      [ ] Vote FOR         [ ] Vote WITHHELD
    01 Richard L. Little   03 Richard F. Sauter   05 Michael M. Selzer          all nominees         from all nominees
    02 James D. Hartman    04 Thomas L. Auth                                    (except as marked)

                                                                           ___________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,   |                                           |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)  |___________________________________________|

2.  Proposal to ratify and amend the 1999 MedAmicus, Inc. Stock Option
    Incentive Plan.                                                         [ ] For     [ ] Against     [ ] Abstain

3.  Proposal to approve the engagement of McGladrey & Pullen, LLP as the independent certified public accountants to audit the financial statements of the Company for the fiscal year ending
    December 31, 2001.                                                      [ ] For     [ ] Against     [ ] Abstain

4.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, each dated March 24, 2001.

Address Change? Mark Box  [ ] Indicate changes below:                       Date __________________________________

                                                                           ___________________________________________
                                                                          |                                           |
                                                                          |                                           |
                                                                          |___________________________________________|

                                                                          Signature(s) in Box
                                                                          Please sign exactly as name appears below. When
                                                                          shares are held by joint tenants, both should
                                                                          sign. When signing as attorney, executor,
                                                                          administrator, trustee or guardian, please give
                                                                          full title as such. If a corporation, please
                                                                          sign in full corporate name by President or
                                                                          other authorized officer. If a partnership,
                                                                          please sign in partnership name by authorized
                                                                          person.